UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  August 27, 1999


                              CFI ProServices, Inc.
             (Exact name of registrant as specified in its charter)


         Oregon                       0-21980                        93-0704365
(State or other jurisdiction      (Commission                      (IRS Employer
         of incorporation)        File Number)               Identification No.)


400 S.W. Sixth Avenue, Portland, Oregon                                97204
(Address of principal executive offices)                           (Zip Code)


Registrant's telephone number, including area code:    (503) 274-7280













       This Form 8-K consists of 7 pages. Exhibits are indexed on page 5.



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Item 2.  Acquisition or Disposition of Assets.

                  Effective August 13, 1999, CFI ProServices, Inc. dba Concentrex Incorporated, an Oregon corporation (the "Company") acquired all of the outstanding common stock of Ultradata Corporation, a Delaware corporation ("Ultradata") for approximately $63.5 million in cash. The acquisition was effected pursuant to an Agreement and Plan of Merger dated as of May 17, 1999 (the "Merger Agreement"), by and among the Company, UFO Acquisition Co. ("UFO"), a Delaware corporation and a wholly owned subsidiary of the Company, and Ultradata. The Merger Agreement provided for the merger of UFO with and into Ultradata (the "Merger"). As a result of the merger, the separate existence of UFO ended and Ultradata survives as a wholly owned subsidiary of the Company. Pursuant to the Merger Agreement, the former holders of Ultradata common stock received $7.50 in cash for each share of Ultradata common stock they held immediately prior to the Merger.

                  Upon the closing of the Merger, a portion of the outstanding employee stock options issued previously under Ultradata's 1994 Equity Incentive Plan were assumed by the Company and converted into options for 273,266 shares of Company common stock, which shares are a part of the 500,000 employee stock option reserve approved by the Company's shareholders at the 1999 Annual Meeting.

                  Ultradata  provides   information   management   software  and
solutions for relationship-oriented financial institutions. Ultradata's principal offices are located in Pleasanton, California. Ultradata's software and solutions allow its customers to, among other things, engage in cross-selling, relationship pricing, data mining and workflow control as well as provide financial services such as checking, savings and investment accounts, home banking, credit and debit cards, automated teller machine access and consumer lending. Ultradata products are primarily targeted at large and mid-sized credit unions that want to operate their systems in-house. For smaller credit unions, Ultradata works through value-added resellers to provide Ultradata's products. The Company intends to continue to utilize Ultradata's facilities and equipment in the same manner Ultradata utilized them prior to the Merger. The Company believes the Merger will allow the Company to deliver a total system solution for front- and back-end technologies to banks, thrifts, and credit unions and positions the Company as a leader in offering real-time host processing capabilities. In addition, the Merger adds a business segment based on a recurring service fees model, which the Company anticipates will result in more predictable and consistent revenues for the Company, and provides the Company's customer with tools to develop, manage and enhance profitable customer relationships.

                  The Merger Agreement is filed as Exhibit 2.1, attached thereto, and is incorporated into this Current Report on Form 8-K by this reference.

                  To pay for the Merger, on August 13, 1999, the Company and its subsidiaries entered into a financing agreement (the "Financing Agreement") with Foothill Capital Corporation


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("Foothill") and certain other parties  (collectively,  the "Lenders") for three credit facilities aggregating $80 million. The credit facilities provided under the Financing Agreement are secured by the Company's assets. The credit facilities provided under the Financing Agreement terminate on August 13, 2002.

                  The first credit facility under the Financing Agreement is a revolving credit facility (the "Foothill Revolver") for up to $15 million, subject to borrowing base restrictions related to accounts receivable of the Company and its subsidiaries. The Foothill Revolver bears interest at an annual rate equal to the prime rate plus 1%. On August 13, 1999 the Company drew $1.7 million under the Foothill Revolver in connection with the Merger and had $7.5 million of availability under that facility. The interest rate on the Foothill Revolver at August 13, 1999 was 9.0%.

                  The second credit facility under the Financing Agreement is a term loan for $35 million (the "Term A Loan") that bears interest at an annual rate equal to the prime rate plus 2%. The Term A Loan has scheduled quarterly prepayments of principal beginning in the second quarter of 2000 that are expected to aggregate $19 million over the term of the loan; the expected remaining principal of $16 million is due on August 13, 2002. On August 13, 1999 the Company drew $35 million under the Term A Loan in connection with the Merger. The interest rate on the Term A Loan at August 13, 1999 was 10.0%.

                  The third credit facility under the Financing Agreement is a term loan for $30 million (the "Term B Loan") that bears interest at an annual rate equal to the prime rate plus 5%. The Term B Loan has no scheduled prepayments of principal. The Term B Loan is due in full on August 13, 2002. On August 13, 1999 the Company drew $30 million under the Term B Loan in connection with the Ultradata acquisition. The interest rate on the Term B Loan at August 13, 1999 was 13.0%.

                  In addition to loan fees and in connection with the credit facilities provided under the Financing Agreement, the Company issued to the Lenders warrants (the "Lender Warrants") to purchase up to 381,822 shares of the common stock of the Company, which represents 5.0% of the fully diluted common stock of the Company. U.S. Bancorp Libra, financial advisor and placement agent for the Company, received warrants (the "Libra Warrants") to purchase 58,000 shares of Company common stock. The exercise price for both the Lender Warrants and the Libra Warrants is $12.34 per share. The Company has agreed to register for resale the shares of common stock issuable upon exercise of the Lender Warrants and the Libra Warrants. The Lender Warrants and the Libra Warrants are exercisable through August 13, 2004.

                  On August 13, 1999 the Company also issued to certain of the Lenders and certain other entities 10% Convertible Subordinated Discount Notes (the "Subordinated Notes") in the aggregate original face amount of $7.4 million (with original issue discount of $1.9 million). The Subordinated Notes are generally non-callable by the Company through August 13, 2002. Interest at 10% per annum accretes on the Subordinated Notes through August 13, 2002 and then becomes payable in cash by the Company if the Subordinated Notes are not redeemed or converted by that date. The Subordinated Notes are convertible into a maximum of 602,534 shares of the Company's


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common stock at the election of the  holders.  The actual  number of shares into which the Subordinated Notes are convertible depends upon the date of conversion and the amount of interest accreted on the Subordinated Notes through the date of conversion. The Company has agreed to register for resale the shares of common stock issuable upon the conversion of the Subordinated Notes. The Subordinated Notes are due on August 13, 2004 if not previously converted by that date. The Company received gross proceeds of $5.5 million upon issuance of the Subordinated Notes, all of which was used in connection with the Merger.

                  The foregoing descriptions of the Foothill Revolver, Term Note A, Term Note B, Financing Warrants, Registration Rights Agreement for the Financing Warrants, Note Purchase Agreement, Subordinated Notes, Registration Rights Agreement for the Subordinated Notes, Libra Warrants, and Registration Rights for the Libra Warrants are qualified by reference to the complete texts of those documents, together with the exhibits attached thereto, and are incorporated into this Current Report on Form 8-K by this reference. The Financing Agreement was filed as Exhibit 10.1 to the Company's Quarterly Report on Form 10-Q dated August 16, 1999 and is incorporated into this Current Report on Form 8-K by this reference.

                  Item 5.  Other Events.

                  On July 1, 1999, the Company executed an amendment to its 401(k) Profit Sharing Plan to include employee stock ownership provisions. The plan was renamed the CFI ProServices, Inc. Employee Savings and Stock Ownership Plan ("ESOP"), and it was amended and restated in the form of Exhibit 5.1 hereto and is incorporated into this Current Report on Form 8-K by this reference. The Company has reserved for issuance in 1999 up to 175,000 shares of common stock in accordance with the terms and conditions of the ESOP.

                  Former officers of Ultradata Corporation, the Company's wholly owned subsidiary by virtue of the August 13, 1999 Merger, are subject to preexisting employment contracts with Ultradata Corporation. Those employment contracts are attached hereto and incorporated herein by this reference as Exhibits 5.2 through 5.6, respectively.

                  Item 7.  Financial Statements and Exhibits.

                        (a)   Financial   statements  of  businesses   acquired.
                              Financial statements will be filed with the Commission within 60 days of the date this report is required to be filed, in accordance with Item 7 of this Form 8-K.

                        (b) Pro forma financial information. Pro forma financial information will be filed with the Commission within 60 days of the date this report is required to be filed, in accordance with Item 7 of this Form 8-K.




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(c)  Exhibits.

     Exhibit No.               Description

     2.1 Agreement and Plan of Merger, dated as of May 17, 1999, among the Company, UFO Acquisition Co. and Ultradata Corporation.

     2.2 Revolving Credit Note for principal up to $15,000,000 dated as of August 13, 1999.

     2.3 Form of Term Loan A promissory note for aggregate principal of $35,000,000 dated as of August 13, 1999.

     2.4 Form of Term Loan B promissory note for aggregate principal of $30,000,000 dated as of August 13, 1999.

     2.5 Form of Warrant issued by Company to the Lenders to purchase up to an aggregate of 381,822 shares of the common stock of the Company dated as of August 13, 1999.

     2.6 Registration Rights Agreement for the Lender Warrants among the Company and the Lenders dated as of August 13, 1999.

     2.7 Note Purchase Agreement among the Company and the Note Holders dated as of August 13, 1999.

     2.8 Form of 10% Convertible Subordinated Discount Notes dated as of August 13, 1999.

     2.9 Registration Rights Agreement for the Subordinated Notes among the Company and the Note Holders dated as of August 13, 1999.

     2.10 Warrant issued to U.S. Bancorp Libra, financial advisor and placement agent for the Company, to purchase 58,000 shares of Company common stock, dated as of August 13, 1999.


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     2.11 Registration  Rights  Agreement  for the  Libra  Warrants  dated as of
          August 13, 1999.

     5.1  CFI ProServices, Inc. Employee Savings and Stock Ownership Plan.

     5.2 Ultradata Employment Agreement with Robert J. Majteles dated October 22, 1996.

     5.3  Ultradata  Employment  Agreement  with Cindy Cooper dated  November 6,
          1998.

     5.4 Ultradata Employment Agreement with David J. Robbins dated November 6, 1998.

     5.5 Ultradata Employment Agreement with James R. Berthelson dated November 6, 1998.

     5.6 Ultradata Employment Agreement with Ronald H. Bissinger dated November 6, 1998.

     10.1 Financing Agreement dated as of August 13, 1999 by and among CFI ProServices, Inc., Ultradata Corporation, MECA Software, L.L.C., MoneyScape Holdings, Inc., Foothill Capital Corporation, Ableco Finance L.L.C., Levine Leichtman Capital Partners II, L.P. and Foothill Partners III, L.P. previously filed as Exhibit 10.1 to the Company's Form 10-Q dated August 16, 1999, filed with the Securities and Exchange Commission on August 16, 1999 and incorporated herein by reference.




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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       CFI PROSERVICES, INC.
                                       dba Concentrex Incorporated


Date:  August 27, 1999                 By:  /s/ Kurt W. Ruttum
                                            -------------------
                                            Kurt W. Ruttum, Vice President and
                                            Chief Financial Officer


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